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Form of WARRANT AGREEMENT

  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE EXERCISED, SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ISONICS CORPORATION

COMMON STOCK PURCHASE WARRANT

        1.    Issuance; Certain Definitions.    In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by ISONICS CORPORATION, a California corporation (the "Company"),                         or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on December 31, 2005 (the "Expiration Date"),                         (            ) fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $1.25 per share, subject to further adjustment as set forth herein.

        2.    Exercise of Warrants.    This Warrant is exercisable in whole or in part at any time and from time to time, prior to the earlier of the Expiration Date and the date fixed for redemption under Section 8(a), below. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant) as provided in this paragraph. The date such Notice of Exercise is faxed or delivered to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant to the Company within five business days thereafter.

          (a)   The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate the number of shares then being purchased pursuant to such exercise. Upon surrender of this Warrant, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

          (b)   The Holder must pay the Exercise Price per share of Common Stock for the shares then being exercised in cash or by certified or official bank check.

        3.    Reservation of Shares.    The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

        4.    Mutilation or Loss of Warrant.    Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

        5.    Rights of the Holder.    The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        6.    Protection Against Dilution and Other Adjustments.

          6.1    Adjustment Mechanism.    If an adjustment of the Exercise Price is required pursuant to Section 6.2, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock that the Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock that the Holder is entitled to purchase before adjustment multiplied by the total Exercise Price before adjustment.

          6.2    Capital Adjustments.    In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment. Where the terms of the preceding sentence are not directly applicable, the board of directors of the Company will apply this Section in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

          6.3    Adjustment for Spin Off.    If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then

          (a)   the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

          (b)   the Exercise Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the numerator of which is the Average Market Price of the Common Stock for the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately following the fifth trading day after the Record Date, and the denominator of which is the Average Market Price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrants after the Record Date.

        7.    Exercise and Transfer to Comply with the Securities Act; Registration Rights.

          7.1    Exercise and Transfer.    This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. This Warrant may not be exercised, and neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section 7.

          7.2    Registration Rights.    Reference is made to Article V of the Securities Purchase Agreement between the Holder and the Company pursuant to which this Warrant was issued. The Company's obligations under said Article V and the other terms and conditions thereof are incorporated herein by reference.

        8.    Redemption.    (a) The Company may redeem this Warrant at its option at a redemption price of $0.10 per Warrant, at any time during the term of this Warrant, provided that the Redemption Threshold shall have equaled or exceeded $3.75 per share for at least twenty of the thirty consecutive trading days ending not later than the third day prior to the date on which the Notice of Redemption, as defined below, is given (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the 30th day before the date fixed for redemption. On and after the date fixed for redemption, the Holder shall have no rights with respect to the Warrants except to receive the $0.10 per Warrant upon surrender of this Warrant agreement. After Notice of Redemption is received by the Holder, but prior to the date fixed for redemption, the Holder may still exercise this Warrant.

          (b)   For the purposes of Section 8(a), the term "Redemption Threshold" shall mean: (i) the last reported closing sale price for the Common Stock as officially reported by the Nasdaq SmallCap Market, if the Common Stock is then traded on the Nasdaq SmallCap Market; or (ii) the last reported closing sale price on the Nasdaq National Market or a national securities exchange, if the Common Stock is then traded on the Nasdaq National Market or a national securities exchange, in each case as officially reported by the Nasdaq National Market or such national securities exchange; or (iii) if the Common Stock is not then traded on the

  Nasdaq SmallCap Market, the Nasdaq National Market or a national securities exchange, but is then traded in the over-the-counter market, then the average of the last reported bid and asked prices of the Common Stock reported by the National Quotation Bureau, Inc. or similar bureau if the National Quotation Bureau, Inc. is no longer reporting such information.

        9.    Notices.    Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

  (i)
  if to the Company, to:

      Isonics Corporation
      5906 McIntyre Street
      Golden,Colorado 80403
      Attn: James E. Alexander, President
      Telephone No.: (303) 279-7900
      Telecopier No.: (303) 279-7300

  (ii)
  if to the Holder, to the address set below the Holder's acceptance on page 4, below.

Any party may be notice given in accordance with this Section 8 if any of the parties designates another address or person for receipt of notices hereunder.

        10.    Supplements and Amendments; Whole Agreement.    This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

        11.    Governing Law.    This Warrant shall be deemed to be a contract made under the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York, New York, or the state courts of the State of New York sitting in the City of New York, in connection with any dispute arising under this Warrant. Each of the parties hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

        12.    Jury Trial Waiver.    The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

        13.    Counterparts.    This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        14.    Descriptive Headings.    Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the    day of                        , 2003.

ISONICS CORPORATION
By:

Acceptance by Holder

        The undersigned hereby accepts the Warrants described in the foregoing Warrant agreement in accordance with the terms of the foregoing Warrant agreement and in accordance with the terms of the Securities Purchase Agreement between the undersigned and Isonics Corporation.

September , 2003
Name:
Address:

Telephone:
Facsimile:
Social Security or FEIN number:

        (if joint ownership, both parties must sign and provide the relevant information)

NOTICE OF EXERCISE OF WARRANT

        The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of                        ,            , to purchase                         shares of the Common Stock, no par value, of ISONICS CORPORATION and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

        — CASH: $                                            = (Exercise Price × Exercise Shares)

          Payment is being made by:

    —
    enclosed check

    —
    wire transfer

    —
    other

        I understand that I may only exercise this Warrant if there is a registration statement relating to the exercise of this Warrant that is effective under federal and applicable state law, or alternatively if there is an exemption from registration available under federal and applicable state (which exemption must be established to the satisfaction of Isonics). In each case, I understand that Isonics may require that I provide it information regarding my financial status, state of residence, and other information necessary to determine whether the exercise is subject to an effective registration statement or to determine whether an applicable exemption is available.

        Please deliver the stock certificate to:

Dated:

[Name of Holder]

        By:

QuickLinks

Form of WARRANT AGREEMENT
NOTICE OF EXERCISE OF WARRANT